UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2021
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on November 1, 2021, Dell Technologies Inc. (the “Company” or “Dell Technologies”) completed the separation (the “Separation”) of VMware, Inc. (“VMware”) from the Company in accordance with the Separation and Distribution Agreement, dated as of April 14, 2021, between the Company and VMware. Concurrently with the Separation, Dell Technologies distributed all of the issued and outstanding shares of Class A common stock and Class B common stock of VMware then owned by the Company to the holders of record of shares of Dell Technologies as of 5:00 p.m., New York City time, on October 29, 2021, the record date for the distribution, on a pro rata basis.

This Amendment No. 1 to Form 8-K amends the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 1, 2021 (the “Original Form 8-K”). The Original Form 8-K did not include the unaudited pro forma financial information of the Company reflecting the performance of the Company’s businesses after giving effect to the Separation. This Amendment No. 1 to the Original Form 8-K is being filed to, among other matters, (1) include such pro forma financial information as required under Item 9.01(b) of Form 8-K and (2) report the completion of the previously announced redemption of certain debt securities of the Company’s subsidiaries in connection with the Separation.

Item 1.02 Termination of Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated herein by reference.

In connection with the Separation, on November 2, 2021, Dell International L.L.C. (“Dell International”) and EMC Corporation (“EMC”), each a wholly-owned subsidiary of Dell Technologies, completed the previously announced redemption in full of the $1,625,000,000 aggregate principal amount of issued and outstanding 7.125% Senior Notes due 2024 at a redemption price equal to 101.781% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, Dell International, EMC and the guarantors of the 7.125% Senior Notes due 2024 have no further obligations under the 7.125% Senior Notes due 2024, the related guarantees or the base indenture, dated as of June 22, 2016, as amended and supplemented from time to time, by and among Dell International, EMC, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Dell Technologies previously furnished in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2021 a management presentation setting forth its estimated pro forma financial results after giving effect to the Separation for each of Dell Technologies’ fiscal years ended February 1, 2019, January 31, 2020 and January 29, 2021 and each of the quarterly periods in the fiscal year ended January 29, 2021. Dell Technologies is furnishing an updated presentation of its pro forma financial results and related matters for such periods, as well as for the six months ended July 30, 2021, to reflect the effects of the completion of the Separation. A copy of the updated presentation is furnished herewith as Exhibit 99.2 and is incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this Item 7.01, including Exhibit 99.2 hereto incorporated by reference herein, is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Further, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 8.01 Other Events.

The information set forth in the Introductory Note is incorporated herein by reference.

In addition to the redemption in full of the debt securities described in Item 1.02, on November 2, 2021, Dell International and EMC completed the previously announced redemption of $1,500,000,000 aggregate principal amount of their outstanding 5.450% First Lien Notes due 2023 at a customary “make-whole” price, plus accrued and unpaid interest to, but excluding, the redemption date.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma financial information of the Company, reflecting the performance of the Company’s business after giving effect to the Separation, consisting of the unaudited pro forma condensed consolidated statements of income (loss) for the six months ended July 30, 2021 and for the fiscal years ended January 29, 2021, January 31, 2020, and February 1, 2019 and the unaudited pro forma condensed consolidated statement of financial position as of July 30, 2021, is filed as Exhibit 99.1 to this report and incorporated herein by reference.

(d) Exhibits.

The following documents are herewith filed or furnished as exhibits to this report:

Exhibit Number	Exhibit Description

99.1	Unaudited pro forma condensed consolidated financial statements of Dell Technologies Inc.
99.2	Management presentation of pro forma financial results of Dell Technologies Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2021	Dell Technologies Inc.
	By:	/s/ Robert Potts
Robert Potts Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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